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                                                                     EXHIBIT 4.5

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                               NGC CORPORATION,

                          ELECTRIC CLEARINGHOUSE, INC

                                      AND

                      THE FIRST NATIONAL BANK OF CHICAGO

                                    TRUSTEE

                  ___________________________________________

                         SECOND SUPPLEMENTAL INDENTURE

                         Dated as of October 11, 1996

                  ___________________________________________

                   Supplementing and Amending the Indenture
                                 dated as of
                               December 11, 1995

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     THIS SECOND SUPPLEMENTAL INDENTURE, dated as of October 11, 1996, is among
NGC Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal office at 13430 Northwest Freeway, Suite 1200, Houston, Texas 77040, Electric Clearinghouse, Inc., a Texas corporation ("ECI") and the First National Bank of Chicago, a national banking association, as Trustee (herein called the "Trustee"). Any capitalized term used in this Second Supplemental Indenture and not defined herein shall have the meaning specified in the Original Indenture (as defined below).

                            RECITALS OF THE COMPANY

     The Company and each of the Initial Subsidiary Guarantors heretofore have made, executed and delivered to the Trustee an Indenture dated as of December 11, 1995 (the "Original Indenture") to provide for the issuance from time to time of unsecured debentures, notes or other evidences of indebtedness of the Company (herein called the "Securities"), to be issued in one or more series as provided in the Original Indenture.

     Pursuant to a First Supplemental Indenture dated as of August 31, 1996 (the "First Supplemental Indenture"), (i) Warren Petroleum Company, Limited Partnership, a Delaware limited partnership ("Warren Petroleum"), (ii) WPC LP, Inc., a Delaware corporation ("WPC"), and (iii) WTLPS, Inc., a Delaware Corporation ("WTLPS"), each became an Additional Subsidiary Guarantor.

     The Company's obligations under the Original Indenture and the Securities are guaranteed by the Subsidiary Guarantors.

     The Company has duly authorized and issued a series of $150,000,000 of its 6 3/4% Senior Notes due December 15, 2005 as Securities pursuant to the Original Indenture.

     ECI will become a guarantor of certain Funded Indebtedness of the Company.

     Section 1505 of the Original Indenture provides that if any Subsidiary of the Company guarantees or becomes primarily obligated with respect to any Funded Indebtedness of the Company other than the Securities at any time subsequent to the Issue Date, then the Company shall cause the Securities to be equally and ratably guaranteed by such Subsidiary and cause such Subsidiary to execute and deliver a supplemental indenture evidencing its provision of a Subsidiary Guarantee in accordance with the terms of the Original Indenture.

     It is deemed necessary and desirable to supplement and amend the Original Indenture to add ECI as a Subsidiary Guarantor as provided in Section 1505 of the Original Indenture (the Original Indenture, as so supplemented and amended by the First Supplemental Indenture and this Second Supplemental Indenture, being sometimes referred to herein as the "Indenture").

     The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, stating that this Second Supplemental Indenture has been duly authorized and executed by ECI and constitutes the legal, valid, binding and enforceable obligation of ECI subject to certain exceptions regarding enforceability.
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     All things necessary to make this Second Supplemental Indenture, and to make the Original Indenture a valid agreement of the Company and each of the Subsidiary Guarantors, in accordance with its terms, have been done.

     In September of 1996, the names of certain Subsidiary Guarantors were changed as follows: Trident NGL, Inc. was renamed Warren NGL, Inc.; NGC Energy Resources, Limited Partnership was renamed Warren Energy Resources, Limited Partnership; NGC Liquids Marketing, Inc. was renamed Warren Gas Liquids, Inc.; Trident Gas Marketing, Inc. was renamed Warren Gas Marketing, Inc.; Trident NGL Pipeline Company was renamed Warren NGL Pipeline Company; and Trident Acquisition Corp. was renamed Warren Intrastate Gas Supply, Inc.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities (together with the related Subsidiary Guarantees) by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of a series thereof (together with the related Subsidiary Guarantees), as follows:

                                  ARTICLE ONE

                        ADDITIONAL SUBSIDIARY GUARANTOR

     SECTION 1.1 ADDITION OF ECI AS A SUBSIDIARY GUARANTOR. ECI by execution of this Second Supplemental Indenture hereby agrees to be bound by the terms of this Indenture as a Subsidiary Guarantor and agrees to be subject to the provisions (including the representations and warranties) of the Indenture applicable to Subsidiary Guarantors.

                                  ARTICLE TWO

                          ADDITIONAL REPRESENTATIONS
                         AND COVENANTS OF THE COMPANY
                         AND THE SUBSIDIARY GUARANTORS

     SECTION 2.1 AUTHORITY OF THE COMPANY. The Company represents and warrants that it is duly authorized by a resolution of the Board of Directors to execute and deliver this Second Supplemental Indenture, and all corporate action on its part required for the execution and delivery of this Second Supplemental Indenture has been duly and effectively taken.

     SECTION 2.2 AUTHORITY OF ECI. ECI represents and warrants that it is duly authorized by a resolution of its respective Board of Directors to execute and deliver this Second Supplemental Indenture, and all corporate action on the part of each required for the execution and delivery of this Second Supplemental Indenture has been duly and effectively taken.

     SECTION 2.3 RECITALS AND STATEMENTS. The Company warrants that the recitals of fact and statements contained in this Second Supplemental Indenture are true and correct, and that the recitals of fact and statements contained in all certificates and other documents furnished hereunder will be true and correct.


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                                 ARTICLE THREE

                            CONCERNING THE TRUSTEE

     SECTION 3.1 ACCEPTANCE OF TRUSTS. The Trustee accepts the trust hereunder and agrees to perform the same, but only upon the terms and conditions set forth in the Original Indenture, the First Supplemental Indenture and in this Second Supplemental Indenture, to all of which the Company, Subsidiary Guarantors and the respective Holders of Securities at any time hereafter outstanding agree by their acceptance thereof.

     SECTION 3.2 RESPONSIBILITY OF TRUSTEE FOR RECITALS, ETC. The recitals and statements contained in this Second Supplemental Indenture shall be taken as the recitals and statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture, except that the Trustee is duly authorized to execute and deliver this Second Supplemental Indenture.

                                 ARTICLE FOUR

                           MISCELLANEOUS PROVISIONS

     SECTION 4.1 RELATION TO THE INDENTURE. The provisions of this Second Supplemental Indenture shall be deemed to be effective immediately upon the execution and delivery hereof. This Second Supplemental Indenture and all the terms and provisions herein contained shall form a part of the Indenture as fully and with the same effect as if all such terms and provisions had been set forth in the Original Indenture. The Original Indenture is hereby ratified and confirmed and shall remain and continue in full force and effect in accordance with the terms and provision thereof, as supplemented and amended by the First Supplemental Indenture and this Second Supplemental Indenture, and the Original Indenture, the First Supplemental Indenture and this Second Supplemental Indenture shall be read, taken and construed together as one instrument.

     SECTION 4.2 COUNTERPARTS OF SECOND SUPPLEMENTAL INDENTURE. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     SECTION 4.3 GOVERNING LAW. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.


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     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

                                            COMPANY

                                            NGC CORPORATION

                                            By: ----------------------------
                                                H. Keith Kaelber
                                                Senior Vice President

                                            ADDITIONAL SUBSIDIARY GUARANTOR

                                            ELECTRIC CLEARINGHOUSE, INC.

                                            By: ----------------------------
                                                H. Keith Kaelber
                                                Senior Vice President



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                                          TRUSTEE

                                          THE FIRST NATIONAL BANK OF CHICAGO


                                          By: ------------------------------
                                              Name:
                                              Title:



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